Exhibit 99.1

For Release: September 8, 2011	Contact:	Wesley B. Wampler Director, Investor Relations Phone: 540-949-3447 wamplerwes@ntelos.com

NTELOS Holdings Corp. Enters Into Post-Separation Financing for Lumos Networks Corp.

WAYNESBORO, VA – September 8, 2011 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in seven Mid-Atlantic states, announced today that it has entered into a $370 million post-Separation credit facility for Lumos Networks Operating Company (“Lumos Networks”), a wholly-owned subsidiary of Lumos Networks Corp. (expected NASDAQ listing: LMOS). Funding under the new credit facility will occur upon consummation of the Separation.

The credit facility will consist of a $60 million senior secured five year revolving credit facility (the “Revolver”), $30 million of which is expected to be drawn upon funding; a $110 million senior secured five year amortizing term loan A (the “Term Loan A”); and a $200 million senior secured six year amortizing term loan B (the “Term Loan B”). The proceeds of the credit facility will be initially made available to Lumos Networks on the date of the Separation and will be used to fund a working capital cash reserve at Lumos Networks and to pay approximately $315 million to NTELOS (i) to pay off intercompany debt owed to NTELOS as of the Separation date and (ii) to fund a $283 million mandatory repayment on NTELOS Inc.’s credit facility that is required to reduce NTELOS’s consolidated indebtedness to the extent necessary to consummate the Separation.

Pricing of the Lumos Networks credit facility as of the initial funding will be LIBOR plus 3.25% for the Revolver and the Term Loan A and LIBOR plus 3.50% for the Term Loan B. Other terms of the credit facility are described in Lumos Networks Corp.’s Form 10 Registration Statement on file with the SEC.

NTELOS’s CEO, James A. Hyde, stated, “Arranging for this Lumos Networks financing represents a significant achievement in our progress toward consummating the Separation of our wireline business. We are especially pleased to have arranged for this reasonably priced credit facility in light of the volatile capital markets conditions the nation has been experiencing.”

CoBank, ACB and SunTrust Robinson Humphrey, Inc. are serving as Joint Lead Arrangers and Joint Bookrunners for the credit facility. CoBank will be the Administrative Agent, SunTrust Robinson Humphrey, Inc. will be the Syndication Agent and Raymond James Bank, FSB is serving as Documentation Agent. Other members of the bank group include Royal Bank of Canada, Capital One, N.A., Branch Banking and Trust Company, Union Bank, N.A. and Farm Credit System institutions.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS) is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Pennsylvania, Kentucky, Ohio, Maryland and North Carolina, including nationwide wireless voice and data services, local and long distance telephone, high capacity transport, networking and high-speed Broadband data services and IPTV-based video products. Detailed information about NTELOS is available at www.ntelos.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications industry; our ability to successfully integrate the operations of the FiberNet business; the failure to realize synergies and cost savings from the acquisition of the FiberNet business or delay in realization thereof; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in our roaming rates and wireless handset subsidy costs; the potential for Sprint to build networks in our markets; federal and state regulatory fees, requirements and developments; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our reliance on certain suppliers and vendors; failure to complete the business separation of the wireless and wireline operations in an orderly fashion as currently structured and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.